Exhibit 10.2

EXECUTION COPY

COMMERCIAL LOAN AGREEMENT

THIS COMMERCIAL LOAN AGREEMENT (the “Commercial Loan Agreement” or this “Agreement”) is entered into as of August 10, 2018 (the “Effective Date”), by and between The Beneficient Company Group, L.P., a limited partnership organized under the laws of the State of Delaware, as Borrower, and GWG Life, LLC, a limited liability company organized under the laws of the State of Delaware, as Lender. The Borrower and the Lender are sometimes referred to herein as the “Parties” and each, a “Party.”

WHEREAS, the Lender will hold (through an affiliate), and is expected to continue to hold, a meaningful economic interest in the Borrower, and for value received, wishes to extend financing to the Borrower in connection with the Transaction (as defined below) on the terms set out herein;

WHEREAS, the Borrower wishes to receive the financing for commercial purposes in connection with the Transaction, on the terms set out herein; and

WHEREAS, the financing described herein is the product of significant arms’ length negotiation, is structured to address the unique commercial needs of the Parties, and is not intended to be assignable to third parties without consent of the other Party or offered to the general public;

NOW, THEREFORE, FOR AND IN CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I.

INTERPRETATION

Section 1.01 Defined Terms.

For the purposes of this Agreement:

“Affiliate” means, with respect to a Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person; unless otherwise specified, “Affiliate” means an Affiliate of the Borrower.

“Alternative Asset Financing Portfolio” means the portfolio of illiquid financial and alternative assets, including investments in private equity funds, mezzanine funds, venture capital funds, private real estate, gated hedge funds, life settlements and other similar financial and alternative assets, to be acquired by the Borrower or its subsidiaries in the ordinary course of the Borrower’s trust products and services.

“Applicable Law” means, anything in Section 7.05 to the contrary notwithstanding, (a) all applicable common law and principles of equity and (b) all applicable provisions of all (i) constitutions, statutes, rules, regulations and orders of Governmental Authorities, (ii) Governmental Approval and Governmental Registration and (iii) orders, decisions, judgments and decrees, including any Governmental Order.

“Bank Debt” means Indebtedness for borrowed money advanced to the Borrower by any commercial bank pursuant to one or more commercial term loan and/or revolving credit facilities (including any letter of credit subfacility).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Minneapolis, Minnesota, Dallas, Texas or New York City, New York are authorized or required by law to close.

“Common Trusts” means The Collective Collateral Trust I, The Collective Collateral Trust II, The Collective Collateral Trust III, The Collective Collateral Trust IV, The Collective Collateral Trust V, The Collective Collateral Trust VI, The Collective Collateral Trust VII, and The Collective Collateral Trust VIII.

“Default” means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Dollars” and the sign “$” means the lawful currency of the United States of America.

“EOD Material Adverse Effect” means any event or circumstance that, individually or in the aggregate, has or would reasonably be expected to:

(A) have a material and adverse effect on the business, assets, financial condition or operations of the Borrower; or

(B) have a material and adverse effect on the ability of the Borrower to perform its obligations under this Agreement or any material contract to which it is a party, including the Master Exchange Agreement; or

(C) have a material and adverse effect on (i) the rights of, or benefits available to, the Lender under this Agreement and any other Loan Document, or (ii) the status, existence or ranking of the obligations of the Borrower hereunder resulting in or from a breach of Section 5.04 or 5.05 of this Agreement; or

(D) have an effect on the status of the Borrower which would require it to register as an investment company under the Investment Company Act.

2

“Event of Default” means any of the events specified in Section 6.01.

“Final Closing Date” shall have the meaning given such term in the Master Exchange Agreement.

“Final Maturity Date” means the Initial Final Maturity Date; provided that, at any time prior to the Initial Final Maturity Date (as such date may have been extended in accordance herewith), (a) in the event that the Borrower completes at least one Qualified Public Offering which on its own or together with any other public offering results in the Borrower receiving aggregate net proceeds (after underwriting discounts and commissions and offering expenses) of at least $100 million, then the Final Maturity Date shall be extended by five (5) years from the Initial Final Maturity Date to August 9, 2028; and (b) in the event that the Borrower (i) completes at least one Qualified Public Offering which on its own or together with any other public offering results in the Borrower receiving aggregate net proceeds (after underwriting discounts and commissions and offering expenses) of at least $100 million and (ii) at least 75% (as of the date of determination) of the total outstanding NPC-B Unit Accounts (as of such date of determination) have been converted to shares of the Borrower’s common stock, then the Final Maturity Date shall be extended by ten (10) years from the Initial Final Maturity Date to August 9, 2033. For the avoidance of doubt, in no event shall the Final Maturity Date exceed the date that is fifteen (15) years from the Effective Date.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

“Governmental Approval” means any authority, consent, approval, license (or the like) or exemption (or the like) of any governmental unit.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal, or any arbitral tribunal.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, compliance agreement, settlement agreement, decision, determination or award, in each case, entered by or with any Governmental Authority or arbitrator.

“Governmental Registration” means any registration or filing (or the like) with, or report or notice (or the like) to, any governmental unit.

3

“Indebtedness” of any Person means (a) any obligation of such Person for borrowed money; (b) any obligation of such Person evidenced by a bond, debenture, note or other similar instrument; (c) any obligations of such Person upon which interest charges are customarily paid; (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business that are not more than sixty days past due); (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; (g) any guarantees (contingent or otherwise) of the Indebtedness of others or obligations having the economic effect of guaranteeing Indebtedness of others; (h) all capital lease obligations of such Person; (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty; (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; and (k) all obligations, contingent or otherwise, of such Person under hedging agreements, swap or other derivatives of any nature.

“Initial Transfer Date” shall have the meaning given such term in the Master Exchange Agreement.

“Initial Final Maturity Date” means August 9, 2023.

“Insolvency Proceeding” means any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other similar proceeding under any federal or state bankruptcy or similar law.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Laws” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Lender” means (a) GWG Life, LLC, and (b) any Person (other than the Borrower or any of its Affiliates) that has been assigned any or all of the rights or obligations of the Lender pursuant to Section 7.04.

“Liability” of any Person means (in each case, whether with full or limited recourse) any indebtedness, liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon, such Person or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether arising under contract, Applicable Law, or otherwise, whether now existing or hereafter arising, and whether for the payment of money or the performance or non-performance of any act.

“Lien” means, with respect to any property or asset (or any income or profits therefrom) of any Person (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise) (a) any mortgage, lien, pledge, attachment, levy or other security interest of any kind thereupon or in respect thereof or (b) any other arrangement, express or implied, under which the same is subordinated, transferred, sequestered or otherwise identified so as to subject the same to, or make the same available for, the payment or performance of any Liability in priority to the payment of the ordinary, unsecured Liabilities of such Person. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

4

“Loan” means the obligations of the Borrower evidenced by the Note and this Commercial Loan Agreement.

“Loan Document Related Claim” means any claim or dispute (whether arising under Applicable Law under contract or otherwise and, in the case of any proceeding relating to any such claim or dispute, whether civil, criminal, administrative or otherwise) in any way arising out of, related to, or connected with, the Loan Documents, the relationships established thereunder or any actions or conduct thereunder or with respect thereto, whether such claim or dispute arises or is asserted before or after the Agreement Date or before or after the Maturity Date.

“Loan Documents” means (a) this Agreement and the Note and (b) all other agreements, documents and instruments relating to, arising out of, or in any way connected with (i) any agreement, document or instrument referred to in clause (a), (ii) any other agreement, document or instrument referred to in this clause (b) or (iii) any of the transactions contemplated by any agreement, document or instrument referred to in clause (a) or in this clause (b).

“Master Exchange Agreement” means that certain Master Exchange Agreement, dated as of January 12, 2018, by and among the Borrower, the Lender, GWG Holdings, Inc., an Affiliate of the Lender, MHT Financial SPV, LLC and each of the Exchange Trusts set forth on Schedule I thereto, as amended by the First Amendment to Master Exchange Agreement, dated as of April 30, 2018, the Second Amendment to Master Exchange Agreement, dated as of June 29, 2018, and the Third Amendment to Master Exchange Agreement, dated as of August 10, 2018, and as may be further amended or restated from time to time on or after the date hereof.

“Materially Adverse Effect” means, (a) with respect to any Person, any materially adverse effect on such Person’s business, assets, Liabilities, financial condition, results of operations or business prospects, (b) with respect to a group of Persons “taken as a whole”, any materially adverse effect on such Persons’ business, assets, Liabilities, financial conditions, results of operations or business prospects taken as a whole on, where appropriate, a consolidated basis in accordance with GAAP, and (c) with respect to any Loan Document, any materially adverse effect on (i) the binding nature, validity or enforceability thereof as an obligation of any Party thereto or (ii) the rights or remedies available to the Lender thereunder.

“Maturity Date” means the earlier of (i) the Final Maturity Date, and (ii) the date the Loan shall be due and payable (whether by reason of prepayment or acceleration or otherwise).

“NAV” means the net asset value (calculated by the Borrower in accordance with its customary procedures) of the Borrower’s Alternative Asset Financing Portfolio (inclusive of securities of GWG held by the Common Trusts) plus, without duplication, all cash held by the Borrower (as of the date of determination) except for any cash held for distribution.

5

“Note” means the Note in the form of Exhibit A.

“NPC-B Unit Accounts” means that certain class of limited partnership interests in Beneficient Company Holdings, L.P., a Delaware limited partnership and a Subsidiary of the Borrower.

“Person” means any individual, sole proprietorship, corporation, partnership, trust, unincorporated organization, mutual company, joint stock company, estate, union, employee organization, government or any agency or political subdivision thereof.

“Qualified Public Offering” means a firm commitment underwritten public sale of the Borrower’s common stock pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, in which the Borrower receives aggregate net cash proceeds (after underwriting discounts and commissions and offering expenses) of at least $50 million and upon the completion of which the Borrower’s common stock is listed on the New York Stock Exchange or the Nasdaq Stock Market.

“Qualified Valuation Expert” means an accounting, appraisal or investment banking firm of nationally recognized standing, such as Duff & Phelps, that is, in the reasonable judgment of the Borrower, qualified to perform the task for which it has been engaged.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Responsible Officer” means the chief executive officer, chief operating officer, or chief financial officer of the Borrower.

“Sanctions” means sanctions administered or enforced by the U.S. Treasury Department Office of Foreign Assets Control, the U.S. Department of State or any other relevant sanctions authority.

“Senior Obligations” means obligations of the Borrower under Bank Debt and obligations which may arise in connection with NPC-B Unit Accounts, which in each case are incurred in compliance with Section 5.05 of this Agreement.

“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms’ ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

6

“Tax” means any federal, state or foreign tax, assessment or other governmental charge (including any withholding tax) upon a Person or upon its assets, revenues, income or profits.

“Transaction” means, collectively, the series of transactions undertaken pursuant to the Master Exchange Agreement, including, but not limited to, the issuance of that certain Exchangeable Promissory Note in the principal amount of $162,911,379, issued by the Borrower in favor of GWG Holdings, Inc. (the “Exchangeable Note”).

Section 1.02 Other Interpretive Provisions

For the purposes hereof and as used herein, except as otherwise specified, (a) references to any Person include its successors and assigns and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities; (b) references to any Applicable Law include amendments, supplements and successors thereto; (c) references to any Loan Document or contract include amendments, supplements and waivers thereto (and, in the case of instruments, instruments issued in substitution therefor); (d) references to specific sections, articles, annexes, schedules and exhibits are to this Agreement; (e) words importing gender include the other gender; (f) the singular includes the plural and the plural includes the singular; (g) the words “including,” “include” and “includes” shall be deemed followed by the words “without limitation”; (h) each authorization herein shall be deemed irrevocable and coupled with an interest; (i) all accounting terms shall be interpreted, and all determinations relating thereto shall be made, in accordance with GAAP; (j) captions and headings are for ease of reference only and shall not affect the construction hereof; and (k) unless otherwise noted, references to any time of day shall be to New York time.

ARTICLE II.

TERM LOAN

Section 2.01 The Loan

Subject to satisfaction of the conditions set forth in Section 3.01 and the other terms and conditions hereof, (a) the Lender accepts as of the Effective Date the Note and the Loan evidenced hereby in the amount of $200,000,000, in connection with the Transaction, and (b) the Borrower issues the Note, enters into this Commercial Loan Agreement and undertakes the Loan obligations in connection with the Transaction for value received effective as of the Effective Date.

Section 2.02 [Reserved.]

7

Section 2.03 Interest

(a) Rate. The principal amount of the Loan shall bear interest on the outstanding principal amount thereof commencing on the Effective Date at a rate per annum equal to 5.00%.

(b) Payment. For value received, interest shall be due and payable by the Borrower in accordance with the following terms:

(i) interest shall accrue at the rate of 5.00% per annum from and including the Effective Date; provided, however, that the accrued interest from the Initial Transfer Date to the Final Closing Date shall be added to the principal balance of the Loan and Borrower shall deliver a new Note in exchange for the then-existing Note reflecting such increased principal balance.

(ii) interest shall accrue from and after the Final Closing Date as follows: (x) one-half, or 2.50% per annum, will be due and payable monthly in cash, and (ii) one-half, or 2.50% per annum, will accrue and compound annually on each anniversary date of the Final Closing Date and become due and payable in full in cash on the Maturity Date. In the event the Borrower elects to prepay the Loan in whole or in part pursuant to Section 2.05, any accrued and unpaid interest on the amount to be prepaid shall be due and payable by the Borrower on the date of the prepayment, including any interest accrued to the date of prepayment pursuant to Section 2.03(b)(i) or 2.03(b)(ii).

(iii) The Lender agrees that the Borrower may, at Borrower’s option, add to the outstanding principal balance of the Loan an amount equal to such amount of accrued interest due and payable on the then outstanding balance under the Exchangeable Note in lieu of payment in cash of such accrued interest thereon at the Final Closing Date (or, if earlier, the maturity date of the Exchangeable Note).

Section 2.04 Principal Payment

For value received, all outstanding principal and accrued but unpaid interest on the Loan shall mature and become due and payable, and shall be paid by the Borrower in full, on the Maturity Date.

Section 2.05 Prepayments

The Borrower may, at any time and from time to time, prepay the Loan in whole or in part, without premium or penalty, subject only to payment of interest accrued to the date of repayment in accordance with Section 2.03. The Borrower shall give the Lender notice of each prepayment pursuant to this Section 2.05 no later than 10:00 a.m., Central time, on the third Business Day before the date of such prepayment. Each such notice of prepayment shall be in the form of Schedule 2.05 and shall specify (i) the date such prepayment is to be made, (ii) the amount of principal of the Loan to be prepaid, such amount to be in minimum increments of $1,000,000 and a minimum amount of $5,000,000, and (iii) the amount of accrued interest to be paid.

8

Section 2.06 Computation of Interest

Interest shall be computed on the basis of a year of 360 calendar days and paid for the actual number of calendar days elapsed. Interest for any period shall be calculated from and including the first day thereof to but excluding the last day thereof.

Section 2.07 Evidence of Indebtedness

The Loan and the Borrower’s obligation to repay the Loan with interest in accordance with the terms of this Agreement shall be evidenced by this Agreement, the records of the Lender and a single Note. The records of the Lender shall be prima facie evidence of the balance of the Loan, all accrued interest on the Loan and of all payments made in respect of the Loan.

Section 2.08 Payments by the Borrower

(a) Manner. All payments due to the Lender under the Loan Documents shall be made in cash in immediately available funds to an account or accounts specified in writing by the Lender to the Borrower from time to time.

(b) No Reductions. All payments due to the Lender under the Loan Documents shall be made by the Borrower without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment, counterclaim or Tax, except for any withholding or deduction for Taxes required to be withheld or deducted under Applicable Law.

(c) Extension of Payment Dates. If a payment to be made hereunder shall fall due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day without additional interest thereon.

9

ARTICLE III.

CONDITIONS TO EFFECTIVENESS

Section 3.01 Conditions to Effectiveness

Unless waived in writing by the Lender, this Commercial Loan Agreement, the Note and the Loan shall not become effective until the date on which each of the following conditions are satisfied:

(a) the Lender shall have received the following, each in form and substance satisfactory to the Lender:

(i) the duly executed version of this Agreement;

(ii) the duly executed Note from the Borrower;

(iii) such documents and certificates as the Lender or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the transactions contemplated hereby and any other legal matters relating to the Borrower, this Agreement or the transactions contemplated hereby;

(iv) evidence satisfactory to the Lender of the receipt of all consents required to effect the transactions contemplated hereby, including all regulatory approvals and licenses, if applicable;

(v) a certificate, dated the Effective Date and signed by a Responsible Officer, confirming compliance with the conditions set forth in clauses (b) and (c) of this Section 3.01;

(vi) a solvency certificate as to the Borrower, executed by the chief financial officer, principal accounting officer, treasurer or controller of the Borrower;

(b) each of the representations and warranties made by the Borrower in or pursuant to this Agreement shall be true and correct on and as of the Effective Date; and

(c) at the time of and immediately after giving effect to the Transaction and the transactions contemplated hereby, including the issuance of the Note, no Default shall have occurred and be continuing.

ARTICLE IV.

CERTAIN REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to enter into this Agreement and to accept the Note in connection with the Transaction, the Borrower represents and warrants as follows, which representations and warranties shall be deemed to be made on the Effective Date (both with and without giving effect to the Loan):

Section 4.01 Organization; Power; Qualification

The Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and in good standing as a foreign entity. The Borrower is duly licensed or authorized to do business as a foreign entity in good standing, in all jurisdictions in which the character of its properties or the nature of its business requires such qualification, licensure or authorization, except for qualifications and authorizations the lack of which, singly or in the aggregate, has not had and will not have a Materially Adverse Effect on the Borrower.

10

Section 4.02 Authorization; Enforceability; Required Consents; Absence of Conflicts

The Borrower has the power, legal right, and authority to (i) execute, deliver and perform its obligations in accordance with their respective terms under the Loan Documents, and (ii) borrow money on the terms and subject to the conditions herein provided. This Agreement has been, and each of the other Loan Documents when delivered to the Lender will have been, duly executed and delivered by the Borrower and is, or when so delivered will be, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance in accordance with their respective terms by the Borrower of the Loan Documents, and the borrowing hereunder, do not and (absent any change in any Applicable Law or applicable contract) will not violate, conflict with, result in a breach of, constitute a default under, or result in or require the creation of any Lien upon any assets of the Borrower under, (A) the organizational documents of the Borrower, (B) any contract or other instrument to which the Borrower is a party or by which the Borrower or any of its properties may be bound or (C) any Applicable Law, except in the case of clauses (B) and (C) above for such violations, conflicts, breaches or defaults which would not individually or in the aggregate have a Materially Adverse Effect.

Section 4.03 Governmental Approvals

The execution, delivery and performance in accordance with their respective terms by the Borrower of the Loan Documents, and the borrowing hereunder do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except such as have been obtained or made and are in full force and effect or the absence of which would not have a Materially Adverse Effect.

Section 4.04 Compliance with Laws and Agreements

The Borrower is in compliance in all material respects with all Applicable Law. The Borrower is in compliance with all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Materially Adverse Effect.

Section 4.05 Investment Company Status; Other Laws

The Borrower is not, and is not required to be registered as, an “investment company” as defined in the Investment Company Act or subject to any other law restricting its ability to incur Indebtedness.

11

Section 4.06 Taxes

Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Materially Adverse Effect, the Borrower has timely filed or caused to be filed all necessary Tax returns and has paid or caused to be paid all Taxes shown as due thereon, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower has set aside on its books adequate reserves.

Section 4.07 Litigation

There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Materially Adverse Effect or (ii) that involve this Agreement, any other Loan Document or the transactions contemplated hereby.

Section 4.08 Solvency

On the Effective Date, and immediately prior to and after giving effect to the Transaction, the issuance of the Note and the effectiveness of the Loan hereunder, (a) the fair value of the Borrower’s assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated, (b) the present fair saleable value of the Borrower’s assets is not less than the amount that will be required to pay the probable liability on the Borrower’s debts as they become absolute and matured, (c) the Borrower is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) the Borrower does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (e) the Borrower is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

Section 4.09 Anti-Money Laundering and Anti-Terrorism Finance Laws

To the extent applicable, the Borrower is in compliance, in all material respects, with anti-money laundering laws and anti-terrorism finance laws.

Section 4.10 Anti-Corruption Laws

The Loan shall not be used, directly or indirectly: (a) to offer or give anything of value to any official or employee of any foreign government department or agency or instrumentality or government-owned entity, to any foreign political party or party official or political candidate or to any official or employee of a public international organization, or to anyone else acting in an official capacity (collectively, “Foreign Official”), in order to obtain, retain or direct business by (i) influencing any act or decision of such Foreign Official in his official capacity, (ii) inducing such Foreign Official to do or omit to do any act in violation of the lawful duty of such Foreign Official, (iii) securing any improper advantage or (iv) inducing such Foreign Official to use his influence with a foreign government or instrumentality to affect or influence any act or decision of such government or instrumentality; (b) to cause the Lender to violate the U.S. Foreign Corrupt Practices Act of 1977; or (c) to cause the Lender to violate any other anti-corruption law applicable to the Lender.

12

Section 4.11 Sanctions Laws

The Borrower is not any of the following (a “Restricted Person”): (a) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”); (b) a Person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list or similarly named by any similar foreign governmental authority; (c) a Person that is owned 50% or more by any Person described in Section 4.12(b); (d) any other Person with which the Lender is prohibited from dealing under any Sanctions laws applicable to the Lender; or (e) a Person that derives more than 10% of its annual revenue from investments in or transactions with any Person described in Section 4.11 (a), (b), (c) or (d). Further, the Loan shall not be used to finance or facilitate, directly or indirectly, any transaction with, investment in, or any dealing for the benefit of, any Restricted Person or any transaction, investment or dealing in which the benefit is received in a country for which such benefit is prohibited by any Sanctions laws applicable to any Lender.

Section 4.12 No Default

No Default exists hereunder or would result from the issuance of the Note or the effectiveness of the Loan.

ARTICLE V.

CERTAIN COVENANTS

Section 5.01 Preservation of Existence and Properties, Compliance with Law, Payment of Taxes and Claims

The Borrower shall: (a) preserve and maintain its limited partnership existence, (b) comply with Applicable Law, (c) pay or discharge when due all Taxes and all Liabilities that are or might become Liens on any of its properties, (d) obtain and maintain, or cause to be done, obtained and maintained, all Governmental Approvals and other things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises necessary or desirable in the conduct of its business, except that this Section 5.01 (other than clause (a)) shall not apply in any circumstance where noncompliance, together with all other noncompliance with this Section 5.01, will not have a Materially Adverse Effect on the Borrower.

13

Section 5.02 Use of Proceeds

The Loan shall not be used, whether directly or indirectly, for any purpose that entails a violation of any Regulation of the Board of Governors of the Federal Reserve System of the United States of America, including Regulations T, U and X.

Section 5.03 Notice of Material Events

The Borrower shall furnish to the Lender prompt written notice of the following:

(a) as soon as possible, and in any event within three (3) Business Days after a Responsible Officer of the Borrower obtains knowledge thereof, the occurrence of any Default;

(b) so long as it is lawful to do so, as soon as possible, and in any event within three (3) calendar days after a Responsible Officer of the Borrower obtains knowledge thereof, the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Materially Adverse Effect;

(c) promptly after a Responsible Officer of the Borrower obtains knowledge thereof, any other development that results in, or could reasonably be expected to result in, a Materially Adverse Effect.

Each notice delivered under this Section 5.03 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.04 Ranking

The Lender hereby acknowledges and agrees that the Loan and any right of repayment, including any enforcement of remedies, is and shall be subordinate to all Senior Obligations, including Senior Obligations incurred, created, issued, assumed or guaranteed in accordance with Section 5.05 hereof after the date hereof. The Parties agree that, in the event of (a) any proceeding against the Borrower for enforcement of creditors’ rights; (b) any liquidation or dissolution of the Borrower; (c) any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Borrower or its property; (d) any assignment by the Borrower for the benefit of its creditors; or (e) any marshalling of the Borrower’s assets and liabilities, the holders of any Senior Obligations shall first be entitled to receive payment of amounts then due and payable on such Senior Obligations before the Lender shall be entitled to receive payment. The Borrower shall ensure that at all times while any principal amount of the Loan remains outstanding, the claims of the Lender in respect of the Loan shall in all respects rank prior to or at least pari passu with the claims of every unsecured creditor of the Borrower (other than with respect to the Senior Obligations permitted hereby). For the avoidance of doubt, the Exchangeable Note shall rank pari passu with the Loan.

Section 5.05 Additional Indebtedness

Until the Loan and all amounts outstanding under this Agreement shall have been paid in full in cash, the Borrower shall not directly or indirectly incur, create, assume or suffer to exist any Indebtedness that is senior in right of payment to the payment obligations under the Loan; provided that the Borrower may incur, create or assume Senior Obligations if, after giving effect to the incurrence thereof on a pro forma basis, the aggregate dollar equivalent amount of all outstanding Senior Obligations would not exceed (when taken together with the Borrower’s then-existing Senior Obligations) 55% of the Borrower’s NAV; provided further that any Bank Debt of the Borrower shall not exceed at the time of incurrence, and after giving effect to the incurrence thereof on a pro forma basis, the lesser of (i) 40% of the Borrower’s NAV and (ii) $200,000,000 (provided that the limitation of this clause (ii) shall not apply if either a Qualified Public Offering has occurred or no NPC-B Unit Accounts are outstanding).

14

Section 5.06 Financial Reporting

(a) The Borrower shall deliver to the Lender no later than the 15th calendar day of each month, monthly month-end calculations, including supporting data, setting forth a calculation of the percentage the Borrower’s outstanding Senior Obligations bears to its NAV, which shall be certified by a Responsible Officer.

(b) The Borrower will deliver to the Lender (i) audited annual financial statements within sixty (60) days of its fiscal year-end and (ii) unaudited quarterly financial statements within twenty-five (25) days of each quarter end (other than the fourth quarter).

Section 5.07 Books and Records; Inspection Rights

The Borrower shall keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower shall permit any representatives designated by the Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided, that when a Default exists the Lender (or any of its representatives) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. All such inspections or audits by the Lender shall be at the Borrower’s expense. The Borrower hereby authorizes and instructs its independent accountants to discuss the Borrower’s affairs, finances and condition with the Lender, at the Lender’s request.

Section 5.08 Maintenance of Properties

The Borrower shall (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Materially Adverse Effect.

Section 5.09 Compliance with Laws

The Borrower shall comply in all material respects with Applicable Law.

15

Section 5.10 Liens

The Borrower shall not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable rights to distributions) or rights in respect of any thereof, except:

(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 4.06;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 6.01(i);

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower;

(g) any interest or title of a lessor under any operating lease entered into by the Borrower in the ordinary course of its business and covering only the assets so leased; and

(h) Liens and rights of setoff of banks and securities intermediaries in respect of deposit accounts and securities accounts maintained in the ordinary course of business;

(i) any Lien on any property or asset of the Borrower existing on the date hereof and set forth in Schedule 5.10(i) hereto; provided that (i) such Lien shall not apply to any other property or asset of the Borrower and (ii) such Lien shall secure only those obligations which it secures on the date hereof; and

(j) Liens securing Bank Debt permitted to be incurred pursuant to the terms hereof.

Section 5.11 Fundamental Changes

The Borrower shall not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all/any substantial part of its assets, or liquidate or dissolve, or purchase or otherwise acquire all or substantially all of the assets or any equity interests of any class of, or any partnership or joint venture interest in, any other Person, or change its jurisdiction of incorporation or organization or the form or type of its organization if such action would reasonably be expected to adversely affect the Borrower’s obligation or ability to repay the Loan.

16

Section 5.12 Transactions with Affiliates

The Borrower shall not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except transactions carried out in the ordinary course of business and on terms and conditions no less favorable to the Borrower than could be obtained in an arms’ length transaction with an unrelated third party.

Section 5.13 Changes in Nature of Business

The Borrower shall not engage in any business other than businesses of the type conducted by the Borrower on the date of execution of this Agreement and businesses reasonably related thereto.

Section 5.14 Anti-Money Laundering and Anti-Terrorism Finance Laws; Foreign Corrupt Practices Act; Sanctions Laws; Restricted Person

The Borrower shall not (a) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or otherwise violates any anti-terrorism laws, anti-corruption laws or Sanctions law, (b) cause or permit any of the funds that are used to repay the Loan to be derived from any unlawful activity with the result that the Lender would be in violation of any Applicable Law or (c) use the Loan, directly or indirectly, for any conduct that would cause the representations and warranties in Sections 4.9, 4.10 or 4.11 to be untrue as if made on the date any such conduct occurs.

ARTICLE VI.

DEFAULT

Section 6.01 Events of Default

The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

(a) the Borrower fails to pay any principal or interest when due and such failure continues for five (5) calendar days after written notice to the Borrower;

(b) the Borrower fails to observe any of the covenants contained in Sections 5.04, 5.05 or 5.10 through 5.12;

17

(c) the Borrower fails to observe any other covenant contained in this agreement and such failure continues for twenty (20) calendar days after written notice to the Borrower;

(d) any representation or warranty made or deemed made by or on behalf of the Borrower in or in connection with this Agreement or any other Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect or misleading in any material respect when made or deemed made;

(e) the Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Indebtedness in an aggregate amount in excess of $12,500,000, when and as the same shall become due and payable, which failure shall continue beyond any cure period provided under the terms of such Indebtedness;

(f) any event or condition occurs that results in any Indebtedness in an aggregate amount in excess of $12,500,000 becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (in the case of any such Indebtedness constituting a guarantee) to become payable;

(g) an event has occurred that has had or could reasonably be expected to have an EOD Material Adverse Effect and such EOD Material Adverse Effect continues and remains uncured for a period of thirty (30) calendar days after written notice to the Borrower;

(h) (i) the Borrower commences any case, proceeding or other action (A) under any law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower makes a general assignment for the benefit of its creditors;

(ii) there is commenced against the Borrower any case, proceeding or other action of a nature referred to in Section 6.01(h)(i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) calendar days;

18

(iii) there is commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within sixty (60) calendar days from the entry thereof;

(iv) the Borrower takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 6.01(h)(i), Section 6.01(h)(ii) or Section 6.01(h)(iii) above; or

(i) one or more judgments (not covered by a financially solvent insurance company that has not denied coverage) for the payment of money in an aggregate amount in excess of $12,500,000 (treating any deductible, self-insurance, denied claim, uninsured liability or retention as not so covered) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment.

Section 6.02 Remedies upon Event of Default

Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Lender may at its option, by written notice to the Borrower declare the entire outstanding principal amount of the Loan, together with all accrued interest thereon, immediately due and payable; provided, however, that, if an Event of Default described in Section 6.01(h) shall occur, the outstanding principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration or other act on the part of the Lender. Lender may, upon five (5) Business Days’ prior written notice to holders of Bank Debt, commence a judicial action to liquidate and reduce to judgment its claim for the payment of obligations hereunder, and, if an Insolvency Proceeding has been commenced by or against Borrower, file and vote any claim in any such proceeding; provided that (i) the Lender shall only be entitled to payment of amounts due it, whether reduced to judgment or otherwise, from the proceeds of the Borrower’s sale of its assets or equity interests, including the proceeds of the Borrower’s liquidation of its assets, or from any distributions in any Insolvency Proceeding; (ii) any proceeds or recoveries shall be subject to the subordination provision of Section 5.04 in all respects until the payment in full of amounts then due and payable on the Senior Obligations (or such other payments or provision satisfactory to the holders of Senior Obligations); and (iii) Lender shall not, directly or indirectly, institute against (or solicit or encourage any Person to institute against), or join any other Person in instituting against, the Borrower any Insolvency Proceeding.

19

ARTICLE VII.

MISCELLANEOUS

Section 7.01 Notices and Deliveries

Except as otherwise expressly provided, all notices, communications and materials to be given or delivered pursuant to the Loan Documents shall be given or delivered in writing at the following respective addresses and to the attention of the following individuals or departments or at such other address or to the attention of such other individual or department as the Party to which such information pertains may hereafter specify in writing:

(a) if to the Borrower, to it at:

The Beneficient Company Group, L.P.
325 N. Saint Paul Street, Suite 4850
Dallas, TX 75205
Attn: Chief Administrative Officer
Telephone: +1-214-445-4700
Facsimile: +1-214-445-4701
E-mail: jhinkle@beneficient.com

(b) if to the Lender, to it at:

GWG Life, LLC
220 South Sixth Street, Suite 1200
Minneapolis, MN 55402
Attn: Chief Financial Officer
Telephone: +1-612-746-1932
Facsimile: +1-612-746-0445
E-mail: bacheson@gwglife.com

Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next Business Day); and (iii) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment or confirmation from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other electronic confirmation of delivery).

20

Section 7.02 Rights Cumulative

Each of the rights and remedies of the Lender under the Loan Documents shall be in addition to all of its other rights and remedies under the Loan Documents and Applicable Law, and nothing in the Loan Documents shall be construed as limiting any such rights or remedies.

Section 7.03 Amendments; Waivers

Any term, covenant, agreement or condition of the Loan Documents may be amended, and any right under the Loan Documents may be waived, if, but only if, such amendment or waiver is in writing and is signed by the Lender and, in the case of an amendment, by the Borrower. Unless otherwise specified in such waiver, a waiver of any right under the Loan Documents shall be effective only in the specific instance and for the specific purpose for which given. No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of the Lender under the Loan Documents or Applicable Law, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of the Lender under the Loan Documents or Applicable Law.

Section 7.04 Assignments

Neither Party may assign any of its rights or obligations under the Loan Documents without the prior written consent of the other Party; provided, that the Lender may, without the consent of the Borrower and pursuant to the terms of the Supplemental Indenture (as defined below), assign its rights, in whole or from time to time in part, to holders of the Seller Trust L Bonds issued by GWG Holdings, Inc., a Delaware corporation and parent company of the Lender (“GWG”), pursuant to that certain Supplemental Indenture, dated as of August 10, 2018 to the Amended and Restated Indenture, dated as of October 23, 2017 (the “Supplemental Indenture”), between GWG and Bank of Utah, as trustee, in each case as such instruments may be amended or restated from time to time. Upon any assignment by the Lender in accordance with this Section 7.04, the Borrower shall promptly (i) cancel the Lender’s existing Note, (ii) issue to each assignee a Note in the principal amount so assigned, (iii) issue to the Lender a new Note in the principal amount that was not assigned by the Lender, and (iv) take such further actions and execute such further instruments and documents as the Lender may reasonably request to effect such assignment.

Section 7.05 Governing Law

This Agreement and any claim, controversy, dispute or cause of action in contract based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York.

21

Section 7.06 Judicial Proceedings; Waiver of Jury Trial

The parties hereto agree that any judicial proceeding with respect to any Loan Document Related Claim may be brought in any court of competent jurisdiction in the State of New York and irrevocably waive any objection they may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. The parties hereto waive personal service of process and consent that service of process may be made by certified or registered mail, return receipt requested, at the relevant address specified or determined in accordance with the provisions of Section 7.01, and service so made shall be deemed completed on the third Business Day after such service is deposited in the mail. THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING ANY LOAN DOCUMENT RELATED CLAIM.

Section 7.07 Severability of Provisions

Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 7.08 Counterparts

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

Section 7.09 Entire Agreement

This Agreement and the Note embody the entire agreement between the Borrower and the Lender relating to the subject matter hereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

Section 7.10 Successors and Assigns

All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

22

Section 7.11 Indemnity; Damage Waiver

(a) Indemnification by the Borrower. The Borrower shall indemnify the Lender and each Related Party of each of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the legal fees and reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole, and, if reasonably necessary, one local counsel for all Indemnitees taken as a whole in each relevant jurisdiction that is material to the interests of the Lender, and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly affected Indemnitees), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(b) Waiver of Consequential Damages, etc. To the fullest extent permitted by Applicable Law, neither Party shall assert, and hereby waives, any claim against the other Party and each of their respective Related Parties, on any theory of liability, for indirect, special, punitive, consequential or exemplary damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof.

(c) Payments. All amounts due under this Section 7.11 shall be payable promptly/not later than 30 calendar days after demand therefor.

(d) Survival. Each party’s obligations under this Section 7.11 shall survive the termination of the Loan Documents.

[Remainder of page intentionally left blank]

23

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers all as of the Effective Date.

BORROWER:

THE BENEFICIENT COMPANY GROUP, L.P.

By:	Brad K. Heppner
Name:	Brad K. Heppner
Title:	Chief Executive Officer

LENDER:

GWG LIFE, LLC

By:	Jon Sabes
Name:	Jon Sabes
Title:	Chief Executive Officer

Signature Page to Commercial Loan Agreement

SCHEDULE 2.05

NOTICE OF PREPAYMENT

Date: [          ]

GWG Life, LLC
220 South Sixth Street, Suite 1200
Minneapolis, MN 55402
Attn: Chief Financial Officer

Ladies and Gentlemen:

Reference is made to the Commercial Loan Agreement, dated as of August 10, 2018, between The Beneficient Company Group, L.P., as Borrower, and GWG Life, LLC, as Lender (the “Loan Agreement”). The undersigned hereby gives notice pursuant to Section 2.05 of the Loan Agreement that it will prepay [a portion of the Loan in the amount of $_____________] of principal and $[_____________] of interest on [insert date of prepayment]:

The undersigned represents and warrants that the prepayment requested hereby complies with the requirements of the Loan Agreement.

The Beneficient Company Group, L.P.

By:
Name:
Title:

SCHEDULE 5.10(i)

EXISTING LIENS ON BORROWER’S PROPERTY OR ASSETS

None.

EXHIBIT A

PROMISSORY NOTE

August 10, 2018

FOR VALUE RECEIVED, The Beneficient Company Group, L.P., a Delaware limited partnership (the “Borrower”) hereby promises to pay to GWG Life, LLC (the “Lender”), $200,000,000 or, if less due to prepayment in accordance with Section 2.05 of the Commercial Loan Agreement (as defined below), the unpaid principal amount of the Loan due to the Lender under the Commercial Loan Agreement, on the date specified in Section 2.04 of such Commercial Loan Agreement, and to pay interest on the principal amount of the Loan on the dates and at the rate specified in Section 2.03 of such Commercial Loan Agreement. All payments due the Lender hereunder shall be made to the Lender in the manner specified in such Commercial Loan Agreement.

Presentment, demand, protest, notice of dishonor and notice of intent to accelerate are hereby waived by the undersigned.

This Promissory Note evidences a Loan under, and is entitled to the benefits of, the Commercial Loan Agreement, dated as of August 10, 2018, between the Borrower and the Lender, as the same may be amended from time to time (the “Commercial Loan Agreement”). Reference is made to such Commercial Loan Agreement, as so amended, for provisions relating to the payment of interest, the prepayment and the acceleration of the maturity hereof.

This Promissory Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

THE BENEFICIENT COMPANY GROUP, L.P.

By:
Name:	Brad K. Heppner
Title:	Chief Executive Officer